SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 29, 2006


                              PREFERRED VOICE, INC.
             (Exact name of registrant as specified in its charter)


             Delaware               033-92854             75-2440201
            (State of           (Commission File        (IRS Employer
          incorporation)             Number)        Identification Number)

                        6500 Greenville Avenue, Suite 570
                               Dallas, Texas 75206
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (214) 265-9580

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act
[] Soliciting material pursuant to Rule 14a-12 of the Exchange Act
[] Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
[] Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 29, 2006, we completed the sale of 117 units ("Units") with each Unit consisting of a 3-year, 6% Convertible Debenture in the principal amount of $10,000.00, and 71,429 5-year warrants to purchase a share of Common Stock, $.001 par value per share, of the Company at an exercise price of $.10.

The convertible notes bear simple interest at 6% per annum payable on each September 29, commencing September 29, 2007 and on each conversion date. Each investor has the right to convert the convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share is initially $0.07, but is subject to customary adjustments for stock splits, stock dividends, reclassifications and similar transactions. In addition, the conversion price of the convertible notes will be adjusted in the event that the Company issues any common stock, including securities convertible into common stock and options or warrants to purchase common stock, at a price of less than $0.07 per share.

We issued an aggregate of 8,357,193 common stock purchase warrants exercisable until five years from the initial closing date at an initial exercise price of $0.10 per share. The exercise price of the warrants is subject to adjustments similar to those applicable to the convertible notes.

T.R. Winston & Company Incorporated acted as placement agent in connection with the sale of the Units and was granted warrants to purchase a number of shares of the Company's $.001 par value common stock equal to ten percent (10%) of the total funds raised in the offering, exercisable for five years thereafter at $.10 per share.

We issued the aforementioned securities to accredited investors pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act. Such securities may not be reoffered or resold absent registration under the Act or pursuant to an applicable exemption from such registration requirements. The Company has agreed to file a registration statement to register the resale of the common stock and the shares issuable upon exercise of the warrants only once at any time six months after the closing of the offering provided that at least a majority of the Units and more than fifty-five percent of the common shares demand it. We have granted piggy-back registration rights with respect to the shares issuable upon exercise of the warrants. We have also granted the investors rights to receive liquidated damages in the event we do not comply with the registration requirements within certain time limits.

The foregoing summary of the sale of the Units is not intended to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Subscription Agreement and the Warrant Certificate, a copy of each of which is filed as an exhibit to this Current Report on Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 1.01 above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

      4.1   Form of Convertible Debenture.
      4.2   Form of Warrant.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PREFERRED VOICE, INC.


Date: October 3, 2006                       By: /s/ Mary Merritt
                                                -----------------------
                                                Chief Executive Officer